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                                                                   EXHIBIT 10.22

We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).

                              NON-EXCLUSIVE CONTENT
                                LICENSE AGREEMENT


         THIS AGREEMENT ("Agreement"), made and entered into as of this 6th day of January 2000, ("Effective Date") by and between HEALTHSTREAM, INC. a Tennessee corporation with its principal place of business at 209 10TH AVENUE SOUTH, SUITE 450, NASHVILLE, TENNESSEE 37203, ("HealthStream") or ("Party") and AMERICAN HEALTH CONSULTANTS, a corporation with its principal place of business at 3525 PIEDMONT ROAD, BUILDING SIX, SUITE 400, ATLANTA, GA 30305, ("Publisher") or ("Party").

         WHEREAS, Publisher possesses or has the authority to license all necessary rights, including the trademark and/or copyright, as applicable in and to certain Continuing Medical Education Materials ("CME Materials");

         WHEREAS, HealthStream distributes information services;

         WHEREAS, HealthStream desires to incorporate the CME Materials into those information services; and

         WHEREAS, Publisher desires to grant HealthStream the full right to incorporate, use and distribute the CME Materials or portions thereof within HealthStream's information services;

         NOW, THEREFORE, in consideration of the mutual promises and in accordance with the terms and conditions hereinafter set forth, the Parties agree as follows:

         1.       CERTAIN DEFINITIONS

                  1.1 "Intellectual Property Rights" shall mean any and all rights existing from time to time under patent law, copyright law, moral rights law, trade-secret law, trademark law, unfair competition law, publicity rights, privacy rights and any and all other similar proprietary rights, and any and all renewals, extensions and restorations thereof now or hereafter in force and effect in the United States and throughout the Universe.

                  1.2 "CME Materials" shall mean the items listed in Exhibit A (said items being hereinafter referred to as "CME Materials"), as amended from time to time by the parties, and subsequent issues of CME Materials published during the Term (as defined in Section 7.1 herein). Exhibit A is incorporated herein by this reference.

                  1.3 "Launch Date" means the earlier of the date on which the CME Materials become available to the public on the Web via T.NAV(R), or May 1, 2000.

                  1.4 "Services" shall mean the information services, which HealthStream distributes, transmits, reproduces, performs, displays or otherwise disseminates throughout the universe to Users (i) online, via the Internet, America Online, Compuserve, Prodigy, @Home, other digital and analog subscription or non-subscription communication networks, and any other means of transmission or distribution by wire or carrier wave now known or hereafter devised ("Online Services"); (ii) by means of computer-generated copies on paper or microform ordered by Users via the Online Services; and (iii) by means of copies reproduced on magnetic or optical storage media and intended for use only in conjunction with stand-alone computers, local area computer networks, or other single-enterprise computer networks, which copies are intended to replicate, supplement or enhance the Online Services; provided, however, that HealthStream may not include any CME Materials or substantial portion thereof as part of any product on



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tangible storage media, including, but not limited to CD-ROM, other than a product used solely to enhance performance of the Online Services.

                  1.5 "Users" shall mean persons and/or entities that pay HealthStream for access to Services. Users may include but are not limited to physicians, nurses, clinical care providers, managed care organizations, hospitals, health care institutions, and other health care providers.


         2.       GRANT OF LICENSE AND DISTRIBUTION RIGHTS


                  2.1 Publisher hereby grants HealthStream the non-exclusive license, for the Term of this Agreement, throughout the universe, for the purpose of providing access to and disseminating the CME Materials or portions thereof through HealthStream's Services, to do and authorize any of the following:

                  (i) to market, advertise, promote (including with third party promotional partners authorized by HealthStream), distribute, sell, use, reproduce, perform, display, or offer to the public the CME Materials or portions thereof by means of the Services and to use Publishers' Intellectual Property Rights ("Properties") subsisting in the CME Materials in connection therewith; HealthStream bearing any and all costs and expenses related thereto; and

                  (ii) to recast, transform, or adapt the CME Materials or portions thereof only as necessary for the purpose of utilizing the CME Materials or portions thereof within the Services and as necessary for the purpose of exercising HealthStream's rights as set forth above in this Section 2.


                  2.2 HealthStream may not offer the CME Materials in any format to licensing partners of Publisher ("Partners") without Publisher's approval. These Partners are identified in Exhibit C attached hereto. Publisher reserves the right to add Partners to Exhibit C in the future if Publisher executes written agreements with additional entities. Publisher shall send written notice to HealthStream of its intent to add a Partner to Exhibit C. If a proposed Partner is an entity with whom HealthStream already has an established relationship, the proposed Partner shall not be added to Exhibit C or subject to the limitations of this Section. Established relationship shall mean that the entity is one with whom HealthStream has entered into negotiations to enter a business relationship.

         All rights not specifically granted and licensed to HealthStream herein are reserved to the Publisher.


         3.        FEES AND CHARGES

         HealthStream shall compensate Publisher as set forth in Exhibit B which is attached hereto and incorporated herein by this reference.







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         4.       REPRESENTATIONS AND WARRANTIES

                  4.1 Publisher hereby represents and warrants that: (i) Publisher has all authority and rights necessary to enter into and to fulfill the terms of this Agreement and to grant the rights and to consummate the obligations described herein; (ii) except for third party Intellectual Property Rights identified in the CME Materials by means of, among other things, copyright notices, acknowledgments and credit lines, and except for other third party Intellectual Property Rights expressly identified to HealthStream in writing by Publisher (collectively "Third Party Intellectual Property Rights"), Publisher owns or has the right to license all Intellectual Property Rights subsisting in the CME Materials and necessary to enable HealthStream to exercise the rights granted hereunder, and Publisher has the right to enter into this Agreement with HealthStream and to license the CME Materials or portions thereof to HealthStream as set forth in this Agreement; and (iii) the use of the CME Materials or portions thereof by HealthStream in accordance with the terms of this Agreement shall not constitute a libel or slander against any person or entity.

                  4.2 Publisher hereby represents and warrants that (i) with respect to each and every right herein granted to HealthStream there is no legal obstacle to the granting of such rights; (ii) there is no outstanding claim of any kind whatsoever against any right, title or interest in or to the CME Materials or portions thereof which could adversely affect the rights granted to HealthStream hereunder; (iii) the CME Materials or portions thereof do not infringe the Intellectual Property Rights of any third parties; and (iv) there are no pending, or, to the best of Publisher's knowledge, threatened claims from a third party claiming any right, title or interest in the CME Materials or portions thereof which could adversely affect the rights granted to HealthStream hereunder or alleging that the CME Materials or portions thereof infringes the Intellectual Property Rights of any such third party. If any claim is asserted against the Publisher alleging that the CME Materials or portions thereof infringes upon a third party's Intellectual Property Rights, then the Publisher shall promptly notify HealthStream of such infringement claim.

                  4.3 Publisher shall indemnify, defend and hold harmless HealthStream from and against any liability arising out of (i) any breach of this Section 4 by Publisher; and (ii) any injury or damages caused to any third party due to reliance upon the editorial content of the CME Materials or portions thereof. Publisher shall have sole control over the defense of any third party claims asserting a liability covered by this section 4.3.

                  4.4 HealthStream hereby represents and warrants that it has full power and authority to enter into this Agreement and to consummate the obligations contemplated herein; and that HealthStream's entering this Agreement does not conflict with or constitute a breach of any Agreement to which HealthStream is subject.

                  4.5 HealthStream hereby agrees to indemnify, defend and hold harmless Publisher, its officers, directors, employees, agents, successors and assigns, authors, editors and licensors from and against all loss, liability, damage, cost and expense arising solely and directly out of (i) HealthStream's transcription, digitization, or other processing or transmission of the CME Materials or portions thereof within the Services; (ii) the operation of the Services (other than claims covered under Section 4.2 above); and (iii) the content of the Services other than the editorial content of any Properties licensed hereunder or portions thereof.




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         5.       OBLIGATIONS OF PUBLISHER

                  5.1 Publisher agrees to deliver the CME Materials in html format to HealthStream within thirty (30) days of the execution of this Agreement.

                  5.2 Publisher shall inform HealthStream of significant changes in the format of the CME Materials or portions thereof, including content, scheduling, and other factors which will be useful to HealthStream in selling, marketing and providing customer service to its Users.

                  5.3 Publisher shall provide to HealthStream customer service necessary to respond to inquiries by HealthStream made via telephone, fax or written correspondence regarding HealthStream's subscribers' questions in regard to CME credit provided by the Publisher.



         6.       OBLIGATIONS OF HEALTHSTREAM

                  6.1 HealthStream shall insert on each screen that contains CME Materials, and in close proximity to the CME Materials the following notice:
"Copyright (insert year) American Health Consultants. All Rights Reserved." HealthStream shall also insert a hyperlink from the copyright notice to the American Health Consultants Informational Page residing on HealthStream's Internet Site ("American Health Consultants Informational Page"), which will contain the following language "Republication or redistribution of American Health Consultants' content is expressly prohibited without the prior written consent of American Health Consultants." HealthStream shall also include in the American Health Consultants Informational Page, as displayed on the Services, any disclaimers or such other notice as may be requested in writing by Publisher from time to time during the Term.

                  6.2 HealthStream shall be responsible for providing customer and technical support to Users, via telephone or electronic message consultations. Such customer support shall include but not be limited to account management, consultation, technical assistance and handling of User inquiries. Publisher shall have no responsibility to communicate directly with Users regarding operation of the Services.

                  6.3 HealthStream shall use its good faith efforts to convert, digitize, reformat and/or otherwise manipulate the CME Materials in accordance with the specifications set forth in this Agreement, and to reproduce the text accurately in the implementation.

                  6.4 HealthStream shall correct any errors or inaccuracies in the content of the CME Materials introduced or caused by HealthStream or its agents or contractors promptly after learning of the existence of such errors or inaccuracies. HealthStream shall promptly make corrections and changes to the editorial content requested by Publisher for the purpose of (i) correcting material errors, omissions or inaccuracies or (ii) complying with any judicial, governmental or administrative decision, rule or order or settlement agreement by which Publisher is bound or (iii) avoiding potential liability from continued distribution of such materials.

                  6.5 HealthStream shall process CME Materials submitted for credit by Users within twenty-four (24) hours and shall provide a certificate of completion of CME Materials directly to Users via email, with an email copy sent to Publisher.




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                  6.6 The right of HealthStream to use any trade names or
trademarks of Publisher included in the Intellectual Property Rights of Publisher licensed hereunder is limited to the display of such trademarks on the CME Materials as displayed in the Services and in promotional materials for the Services. All such use of Publisher's trademarks shall accrue to the benefit of Publisher. HealthStream will not use Publisher's trade names or trademarks in any other manner without the prior consent of Publisher. HealthStream will not use the name of any author of any CME Materials or of any professional association or society under whose auspices CME Materials are published in any manner other than to state the authorship or sponsorship of that specific CME Materials.

                  6.7 HealthStream represents and warrants that it will not, without Publisher's prior written permission, provide CME Materials to persons or entities in such a fashion that no Fees (as defined in Exhibit B) are generated.

                  6.8 HealthStream shall generate a monthly statement of CME Materials used in the Services by Users to report to Publisher the Fees owed to Publisher as set forth in Exhibit B.



         7.       TERM AND TERMINATION

                  7.1 This Agreement shall commence upon the Effective Date and shall continue in force for one (1) year from the Launch Date ("Initial Term") and shall be renewed for one (1) year terms ("Renewal Term" and collectively the "Term"), automatically unless one Party shall give written notice of termination to the other Party no later than one hundred and eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable. Each Renewal Term shall commence simultaneously upon the expiration of the immediately preceding Initial Term or Renewal Term. The inclusion of a subsequent edition CME Materials pursuant to Section 1.2 shall not extend or otherwise affect the Term of this Agreement with respect to such CME Materials or otherwise.

                  7.2 In the event that either Party commits a breach ("Breach") of this Agreement, upon written notice ("Breach Notice") from the non-defaulting Party, the defaulting Party shall use its best efforts to cure such breach within thirty (30) days after the receipt of the Breach Notice. If such default or breach is not cured within thirty (30) days of receipt of the Breach Notice, the non-defaulting Party may give written notice ("Termination Notice") to the defaulting Party of the non-defaulting Party's selection to terminate this Agreement on a date specified in the Termination Notice. If the defaulting Party is making diligent efforts to cure a breach that is not reasonably susceptible to cure within thirty (30) days, the defaulting Party shall be provided a reasonable time period up to forty-five (45) days from Breach Notice to complete the cure of the breach. If such breach is not cured within such thirty (30) or forty-five (45) day period, as applicable, the Agreement shall terminate on the date specified in the Termination Notice. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting Party may be lawfully entitled. Notwithstanding the foregoing, a Party's default on any provision of this Agreement shall not be considered a Breach to the extent that this Agreement contains a remedy for such Breach.

                  7.3 If Publisher or HealthStream: (i) makes an assignment for the benefit of creditors; (ii) becomes insolvent; (iii) files a voluntary petition for bankruptcy; (iv) acquiesces to an involuntary bankruptcy petition;
(iv) is adjudicated as bankrupt; or (v) ceases to do business, the other Party, at its option, may immediately terminate this Agreement upon giving written notice thereof.



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                  7.4 In addition to those rights specified herein and subject to Section 7.7 hereof, the following rights and obligations survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge: (i) the rights and obligations of the Parties with respect to Publisher's Intellectual Property Rights and HealthStream's Intellectual Property Rights; (ii) the rights and obligations of the Parties with respect to the Services that have been sold or distributed, including obligations of HealthStream to make all applicable payments under this Agreement; (iii) any cause of action or claim of either Party, accrued or to accrue, because of any breach or default by other parties; and (iv) the rights and obligations of either Party with respect to confidentiality, indemnification, warranties and representations.

                  7.5 If this Agreement is lawfully terminated by HealthStream as a result of a breach of its terms or conditions by Publisher, HealthStream may, for a period of one (1) year following the date of such termination of this Agreement, sell, or continue to sell through the Services the CME Materials or portions thereof as they exist at the time of HealthStream's termination for Publisher's breach. The reporting and payment obligations of HealthStream shall apply to the sales and distribution of the CME Materials or portions thereof accruing after termination.

                  7.6 Without limiting the generality of the foregoing, the provisions of termination of this Agreement for Sections 1, 4, 6.6, 7.5, 8, and
9.13 shall survive the expiration or early termination of this Agreement for any reason.

                  7.7 In the event of termination or expiration of this Agreement for any reason, HealthStream shall immediately (or at such later date as is set forth in Section 7.5 in the event of a termination under that Section) cease further distribution of the CME Materials through the Services. In addition, HealthStream shall destroy all versions and copies of the Properties in whatever form or medium in HealthStream's custody or under HealthStream's control. An officer of HealthStream shall certify such action in writing to Publisher.


         8.       OWNERSHIP OF THE PROPERTIES

                  8.1 Publisher acknowledges HealthStream's right, title and interest to HealthStream's Intellectual Property Rights (including, without limitation, all Intellectual Property Rights subsisting in the implementation and all elements of HealthStream's computer graphic user interfaces, machine interfaces and other computer programs and other audiovisual and literary works), and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest thereto. In connection with the use of HealthStream's Intellectual Property Rights, Publisher shall not in any manner represent that it has any ownership therein, and Publisher acknowledges that any use pursuant to this Agreement (if any) of HealthStream's Intellectual Property Rights shall not create any right, title or interest therein in Publisher's favor.

                  8.2 HealthStream acknowledges Publisher's right, title and interest in and to Publisher's Intellectual Property Rights, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest thereto. In connection with the use of Publisher's Intellectual Property Rights, HealthStream shall not in any manner represent that it has any ownership therein and HealthStream acknowledges that its use of Publisher's Intellectual Property Rights shall not create any right, title and interest therein in HealthStream's favor. HealthStream further agrees not to copy, reproduce, sell, license, subscribe, lease or distribute the CME Materials or portions thereof other than as expressly permitted herein.



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                  8.3 HealthStream will place in writing in an agreement with each User a warranty disclaimer and liability limitation clauses. HealthStream shall make commercially reasonable efforts to ensure that any User provided with access to CME Materials or portions thereof by or through Services expressly agrees (i) to use the CME Materials or portions thereof exclusively as an internal management, reference or informational tool for that User's use only; and (ii) not to reproduce or distribute the CME Materials or portions thereof for any commercial purpose. The sole obligation of HealthStream with respect to the requirements identified in this Section 8.3 applicable to each User shall be to include appropriate terms in written contracts with each such User, as required by this Agreement and to take commercially reasonable steps to terminate Users who intentionally breach the terms of such User Agreements. Publisher shall look to each such User, and not HealthStream, to redress any damages imposed on Publisher due to any actions taken by, or breach of the obligations of, such User.

                  8.4 HealthStream shall promptly notify Publisher of any unauthorized use or infringement of the CME Materials or portions thereof by Users or others of which HealthStream becomes aware. Publisher shall have the right, at its expense, to bring an action on account of such unauthorized uses or infringements provided that Publisher will not bring an action against any User without first consulting with HealthStream. HealthStream shall cooperate with Publisher in such action in such manner as the Publisher may reasonably request at Publisher's cost and expense.


         9.       MISCELLANEOUS

                  9.1 Recitals. The recitals herein constitute an integral part of the Agreement reached by the Parties and are to be considered as such.

                  9.2 No Waiver. The waiver by either Party of a breach or default of any provision of this Agreement by the other Party shall not constitute a waiver by such Party of any succeeding breach of the same or other provision; nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any such right, power or privilege by such Party.

                  9.3 Force Majeure. Neither HealthStream nor Publisher shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, which for purposes of this Agreement shall mean governmental action, war, riot, or civil commotion, fire, floods, labor disputes, restraints affecting shipping or credit, delay of carrier, black-outs, brown-outs, computer generated worms, viruses, and other self-destructing code, a substantial change to the commercial structure of the Internet or any other causes which could not with reasonable diligence be controlled or prevented by the parties.

                  9.4 Headings. The headings of the Sections of this Agreement are for convenience only and will not be of any effect in construing the meanings of the Sections and subsections.

                  9.5 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signed copy of this Agreement delivered by facsimile transmission shall for all purposes be treated as if it were delivered containing an original signature of the party whose signature appears in the facsimile.

                   9.6 No Assignment. Neither Party shall assign this Agreement or any of its rights hereunder or delegate any of its obligations hereunder except with the prior written consent of the other



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Party; provided, however, that either Party may assign in conjunction with its mergers, reorganization or the sale of substantially all assets to which this Agreement pertains, provided that the surviving company continues in the same or substantially similar business.

                  9.7 Invalidity. If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law, administrative order, judicial decision or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect. The Parties shall make changes to this Agreement as are necessary to cure the invalidity, consistent with the original objectives of the Parties.

                  9.8 Relationship of the Parties. Nothing in this Agreement nor the relations between the Parties of this Agreement shall be construed to constitute a partnership or joint venture between or among the Parties of this Agreement. Neither Party shall have the right or authority to bind or obligate the other Party in any manner whatsoever and shall not expressly or impliedly incur any liability or obligation on behalf of the other Party.

                  9.9 Reasonable Approval. Whenever any provision of this Agreement requires the consent or approval of a Party, such consent or approval shall be given in writing, and shall not be unreasonably withheld or delayed.

                  9.10 Notices. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, in English, and shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, telex or cable communication, or by hand delivery. Such communications shall be deemed given and received upon dispatch, if sent by facsimile, telex, or cable communication; or upon delivery if hand delivered; or within five (5) days of mailing, if sent by certified or registered mail, and shall be addressed to the parties as set forth below or to such other addresses as the parties may designate in writing from time to time.

            If to Publisher:          American Health Consultants
                                      3525 Piedmont Road
                                      Building 6, Suite 400
                                      Atlanta, Georgia 30305
                                      Fax:     (404) 262-5510

                                      Attn: Marcus Underwood
                                            Director, Special Projects


            If to HealthStream:       209 10th Avenue South
                                      Suite 450
                                      Nashville, TN 37203
                                      Fax:  (615) 301-3200

                                      Attn: Robert H. Laird
                                            Vice President and General Counsel


                   9.11 Governing Law. This Agreement shall be governed by the laws of the State of Georgia, notwithstanding that state's choice of law rules.



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                  9.12 Entire Agreement. This Agreement, including the exhibits attached hereto, state the entire Agreement between the Parties relating to the subject matter of this Agreement and supersedes any and all prior Agreements and communications, written or oral. No amendment or modification of this Agreement may be made except by an instrument in writing signed by both Parties.

                  9.13 Non-Disclosure. The terms and provisions of this Agreement, any amounts paid to Publisher hereunder, and any and all other business information disclosed by either party (the "Disclosing Party") to the other (the "Receiving Party") in the course of its performance of this Agreement, which information is designated by the Disclosing Party as confidential or proprietary or which the Receiving Party should recognize from the facts and circumstances surrounding the disclosure of such information is confidential or proprietary to the Disclosing Party, shall constitute confidential information ("Confidential Information") of the Disclosing Party. The Receiving Party shall hold the Confidential Information of the Disclosing Party in confidence and will use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement. Nothing in this Agreement will be interpreted to confer upon the Receiving Party any implied or express license to use the Confidential Information of the Disclosing Party for any other purpose. The Receiving Party will not disclose, provide, disseminate or otherwise make available any Confidential Information of the Disclosing Party or any part thereof in any form whatsoever to any third party without the express written permission of the Disclosing Party. The obligations in this
Section 5.4 shall not apply to any (a) information that is now or later becomes publicly available through no fault of the Receiving Party; (b) information that is obtained by the Receiving Party from a third party (other than in connection with this Agreement) who is not under any obligation of secrecy or confidentiality to the Disclosing Party with respect to such information; (c) information that is independently developed by the Receiving Party (e.g., without reference to any Confidential Information); (d) any disclosure required by applicable law, provided that the Receiving Party shall use reasonable efforts to give advance notice to and cooperate with the Disclosing Party in connection with any such disclosure; and (e) any disclosure with the consent of the Disclosing Party. The parties acknowledge that the covenants contained in this Section 5.4 are reasonable and necessary to protect their legitimate interests, that the parties would not have entered into this Agreement in the absence of such covenants, that any breach or threatened breach of such covenants will result in irreparable injury to the Disclosing Party, and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Parties agree that the Disclosing Party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief without the posting of any bond or security as may be available from any court of competent jurisdiction to restrain the Receiving Party from any breach or threatened breach of such covenants.

         IN WITNESS WHEREOF, each of the Parties has caused a duly authorized officer or agent to execute the Agreement as of the dates set forth below.

On Behalf of HealthStream:            On Behalf of Publisher:

By:   /s/ Robert A. Frist, Jr.        By:    /s/ Jeff MacDonald
   ------------------------------         ---------------------------------
Name:  Robert A. Frist, Jr.           Name:  Jeff MacDonald
      ---------------------------           -------------------------------
Title: CEO                            Title: President & CEO
      ---------------------------           -------------------------------
Date:  January 27, 2000               Date:  January 31, 2000
      ---------------------------           -------------------------------





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                               EXHIBIT A: PROPERTY


Description of "CME Materials"

CME Materials consist of all material currently available on Publisher's cmeweb Internet site (listed below and hereafter referred to as "Modules"), any Modules that become available on Publisher's cmeweb Internet site during the Term, and updates to the Modules within 30 days of the modules going live on the cmeweb site.

Continuing Medical Education Materials

1.     Clinical Cardiology Alert
2.     Clinical Oncology Alert
3.     Critical Care Alert
4.     Emergency Department Legal Letter
5.     Emergency Medicine Reports
6.     Infectious Disease Alerts
7.     Pediatric Emergency Medicine Reports
8.     Primary Care Reports
9.     Travel Medicine Advisor
10.    Neurology Alert
11.    Primary Care Reports
12.    Pediatric and Adolescent Medicine Reports
13.    OB/GYN Alert
14.    Emergency Medicine Alert
15.    Alternative Medicine Alert








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                       EXHIBIT B: COMPENSATION PROVISIONS

B1. "Fees" shall mean amounts billed to and actually received by HealthStream for access to CME Materials from Users, distributors, or agents less discounts to distributors, credits or refunds actually paid by HealthStream.

B2.      HealthStream will collect from Users a Fee which shall not be less than
         * for each Module of Publisher's CME Materials a User accesses on the Service prior to permitting the User to access each Module. A User may access the Module(s) one or more times after the User has paid the Fees for access to the Module(s). Publisher's credit toward the yearly minimum as described in B3 shall in no instance be less than * per Module, provided Publisher's list price remains * or greater per Module. In the event Publisher's list price falls below * per module, Publisher's credit toward the yearly minimum as described in B3 shall be * of Publisher's list price.

B3. Subject to the remaining provisions of this section B3, HealthStream shall pay Publisher * per month for the duration of the Term, due the first day of each month. In addition to the * each month, HealthStream shall compute within forty five (45) days after each 12 month anniversary of the Launch Date within the Initial Term or the then current Renewal Term (as applicable), the Fees collected during the previous 12 months of the Initial or Renewal Term, and shall furnish Publisher with a statement in sufficient detail to verify such total Fees (the "Compensation Statement"). HealthStream shall remit to Publisher along with the Compensation Statement an amount equal to * of any Fees collected during previous 12 months of the Initial or Renewal Term that are in excess of *. In the event that the total number of credit hours available from the CME Materials listed in Exhibit A falls below eight hundred (800), and stays below this level for more than 30 consecutive days, the monthly licensing fee of * shall be prorated to reflect the reduced number of hours until the number of credit hours available exceeds eight hundred (800). The prorated fee shall be based on the number of credit hours available on the date when the available credit hours fall below eight hundred (800). The prorated fee will be recalculated at the regular monthly reporting intervals for the duration of the period during which the available credit hours remain below eight hundred (800).

B4. HealthStream shall, upon thirty (30) days written notice by Publisher, make all of its records related to Fees calculations available to Publisher or its designees at HealthStream's principal place of business during normal business hours ("Audit"). All information obtained from such records shall remain strictly confidential and shall not be disclosed by Publisher or its designee to third Parties or used for any purpose other than calculating Fees due and verifying the accuracy of the computation of the Fees and other compliance with this Agreement. Notwithstanding the foregoing, Publisher may not (i) request an Audit more than once every twelve (12) months; or (ii) claim any Fees more than two (2) years following the Compensation Date by which such Fees were accrued. Publisher shall bear the expense of such Audit unless the Audit shows an error amounting to a deficiency to Publisher in excess of five percent (5%) of the actual Fees payable to Publisher for the applicable period, in which event, HealthStream shall bear the reasonable expense of the Audit. HealthStream shall pay Publisher the amount of any deficiency discovered by Publisher within thirty (30) days after receipt of notice thereof from Publisher.

B5 HealthStream is under no obligation to sell and distribute a minimum quantity of the CME Materials or portions thereof.



Integrated Agreement

                          EXHIBIT C: EXISTING PARTNERS


Below is a listing of Publisher's existing CME content licensing partners. Publisher reserves the right to add to this list if it signs on new partners during the term of this agreement.

1.       Healtheon/WebMD
2.       MDConsult
3.       Summa Health Systems






Integrated Agreement

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